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                                                                    EXHIBIT 23.6

                          CONSENT OF RP FINANCIAL, LC.

Board of Directors
Bankers Savings Bank, FSB
2220 Ponce De Leon Boulevard
Coral Gables, Florida 33134

Gentlemen:

     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Republic Bancshares, Inc. and any amendments thereto, and the inclusion of, summary of and references to our fairness opinion in such filings including the Prospectus of Republic Bancshares, Inc. and the Proxy Statement for Bankers Savings Bank, FSB.

                                          RP FINANCIAL, LC.


September 24, 1998